Exhibit 10.5

FORWARD PURCHASE AGREEMENT

This Forward Purchase Agreement (this “Agreement”) is entered into as of November 17, 2020 between DD3 Acquisition Corp. II, a Delaware corporation (the “Company”), and the entities listed on the signature page hereto under the heading “Purchasers” (each, a “Purchaser” and collectively, the “Purchasers”).

RECITALS

WHEREAS, the Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses (a “Business Combination”);

WHEREAS, the Company has confidentially submitted to the U.S. Securities and Exchange Commission (the “SEC”) a draft registration statement on Form S-1 (the “Registration Statement”) for its initial public offering (“IPO”) of 10,000,000 units (or 11,500,000 units if the IPO over-allotment option (the “IPO Option”) is exercised in full) (the “Public Units”), at a price of $10.00 per Public Unit, each Public Unit expected to be comprised of one share of the Company’s common stock, par value $0.0001 per share (“Common Stock”, and the shares of Common Stock included in the Public Units, the “Public Shares”), and one-half of one warrant, where each whole warrant is exercisable to purchase one share of Common Stock at an exercise price of $11.50 per share, subject to adjustment (the “Warrants”);

WHEREAS, following the closing of the IPO (the “IPO Closing”), the Company will seek to identify and consummate a Business Combination;

WHEREAS, in connection with the IPO, the Company will undertake a private placement, that will close simultaneously with the IPO Closing, of units (the “Private Placement Units”), each Private Placement Unit expected to be comprised of one share of Common Stock and one-half of one Warrant;

WHEREAS, proceeds from the IPO and the sale of the Private Placement Units in an aggregate amount equal to the gross proceeds from the IPO will be deposited into a trust account for the benefit of the holders of the Public Shares (the “Trust Account”), as described in the Registration Statement; and

WHEREAS, the parties wish to enter into this Agreement, pursuant to which the Purchasers will have the option to subscribe for an aggregate of up to 2,500,000 shares of Common Stock (the “Forward Purchase Shares”) for $10.00 per share (the “Forward Purchase Price”), or an aggregate maximum amount of up to $25,000,000, immediately prior to the closing of the Company’s initial Business Combination (the “Business Combination Closing”).

NOW, THEREFORE, in consideration of the premises, representations, warranties and the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

1.	Sale and Purchase.
(a)	Forward Purchase Shares.

(i)           The Company shall issue and sell to the Purchasers, and the Purchasers have the option, but not the obligation, to purchase from the Company, up to a total of 2,500,000 Forward Purchase Shares in the aggregate (the “Maximum Shares”), as determined as set forth in clause 1(a)(ii), for $10.00 per Forward Purchase Share, or an aggregate maximum amount of $25,000,000 for all of the Purchasers.

(ii)          The number of Forward Purchase Shares to be sold to and purchased by the Purchasers hereunder (should one or more of the Purchasers exercise its option to purchase such Forward Purchase Shares) shall be determined as follows:

(A)            At least seven (7) days prior to any vote of the Company’s board of directors to approve a definitive agreement (a “Definitive Agreement”) for a Business Combination with a specific target business (a “Target”), written notice (the “Transaction Notification”) shall be delivered by the Company to the Purchasers (such date of delivery, the “Notice Date”) of the Company’s intention to hold such a board vote. Such Transaction Notification shall set forth the material terms and such other information as may be reasonably necessary for the Purchasers to evaluate the terms of such Business Combination.

(B)            The Purchasers shall have until five (5) days after the Notice Date (such date five (5) days after the Notice Date, the “Notification Deadline”) to deliver written notice to the Company, which written notice shall state either (i) the aggregate number of Forward Purchase Shares that the Purchasers desires to purchase hereunder and the allocation of such Forward Purchase Shares among the Purchasers (provided that in no event shall the aggregate number of Forward Purchase Shares purchased hereunder exceed the Maximum Shares) (a “Purchase Notice”) or (ii) that they have decided not to purchase any Forward Purchase Shares hereunder for any reason (an “Excusal Notice”).

(C)            If the Purchasers fails to deliver either a Purchase Notice or an Excusal Notice by the Notification Deadline, the Purchasers shall be deemed to have elected to purchase the Maximum Shares. For the avoidance of doubt, (i) the Purchasers shall not purchase any Forward Purchase Shares in connection with a specific Business Combination (the “Right of Excusal”) if they timely deliver an Excusal Notice as described above, (ii) after the Notification Deadline, the Purchasers will no longer have a Right of Excusal with respect to a Business Combination with such Target and after the execution of the Definitive Agreement, any rights of any party related to any change in the condition of the Target’s business will be set forth in and controlled by the Definitive Agreement between the Company and the Target, and (iii) each Purchase Notice shall constitute an irrevocable undertaking and agreement by the applicable Purchaser(s) to purchase the number of Forward Purchase Shares specified therein at the Forward Closing (as defined below), provided that all conditions to the Forward Closing, including the substantially simultaneous consummation of the Business Combination, are satisfied.

(iii)            The Company shall require the Purchasers to purchase the applicable number of Forward Purchase Shares provided pursuant to Section 1(a)(ii) by delivering notice to the applicable Purchaser(s) (the “Closing Notice”), at least two (2) Business Days before the Business Combination Closing, specifying the date of the Business Combination Closing, the aggregate Forward Purchase Price and instructions for wiring the Forward Purchase Price. The closing of the sale of Forward Purchase Shares (the “Forward Closing”) shall be on the same date and immediately prior to the Business Combination Closing (such date and time being referred to as the “Forward Closing Date”). At the Forward Closing, the Company will issue to each applicable Purchaser the Forward Purchase Shares, each registered in the name of the applicable Purchaser, against delivery of the Forward Purchase Price in cash via wire transfer of U.S. dollars in immediately available funds to the account specified by the Company in the Closing Notice.

(iv)            Each Purchaser acknowledges and understands that in order to receive information possessed by the Company related to such Targets, such Purchaser will be required to enter into or be joined to confidentiality and nondisclosure agreements on customary and reasonable terms with such Targets restricting the use and disclosure of such information, and that, under certain circumstances, such Purchaser may come into possession of material, nonpublic information regarding a publicly traded company, including the Company.

(v)             For purposes of this Agreement, “Business Day” means any day, other than a Saturday or a Sunday, that is neither a legal holiday nor a day on which banking institutions are generally authorized or required by law or regulation to close in the City of New York, New York.

(vi)            Each book entry for the Forward Purchase Shares shall contain a notation, and each certificate (if any) evidencing the Forward Purchase Shares shall be stamped or otherwise imprinted with a legend, in substantially the following form:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE TRANSFERRED IN VIOLATION OF SUCH ACT AND LAWS. THE SALE, PLEDGE, HYPOTHECATION, OR TRANSFER OF THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN FORWARD PURCHASE AGREEMENT BY AND AMONG THE HOLDER AND THE COMPANY. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE CHIEF FINANCIAL OFFICER OF THE COMPANY.”

2.            Representations and Warranties of the Purchasers. Each Purchaser represents and warrants to the Company as follows, as of the date hereof:

(a)          Organization and Power. Such Purchaser is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its formation and has all requisite power and authority to carry on its business as presently conducted and as proposed to be conducted.

(b)           Authorization. Such Purchaser has full power and authority to enter into this Agreement. This Agreement, when executed and delivered by such Purchaser, will constitute the valid and legally binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, or (iii) to the extent the indemnification provisions contained in the Registration Rights (as defined below) may be limited by applicable federal or state securities laws.

(c)           Governmental Consents and Filings. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of such Purchaser in connection with the consummation of the transactions contemplated by this Agreement.

(d)           Compliance with Other Instruments. The execution, delivery and performance by such Purchaser of this Agreement and the consummation by such Purchaser of the transactions contemplated by this Agreement will not result in any violation or default (i) of any provisions of its organizational documents, (ii) of any instrument, judgment, order, writ or decree to which it is a party or by which it is bound, (iii) under any note, indenture or mortgage to which it is a party or by which it is bound, (iv) under any lease, agreement, contract or purchase order to which it is a party or by which it is bound or (v) of any provision of federal or state statute, rule or regulation applicable to such Purchaser, in each case (other than clause (i)), which would have a material adverse effect on such Purchaser or its ability to consummate the transactions contemplated by this Agreement.

(e)           Purchase Entirely for Own Account. This Agreement is made with the Purchasers in reliance upon each Purchaser’s representation to the Company, which by such Purchaser’s execution of this Agreement, such Purchaser hereby confirms, that the Forward Purchase Shares to be acquired by such Purchaser will be acquired for investment for such Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of any state or federal securities laws, and that such Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of law. By executing this Agreement, each Purchaser further represents that such Purchaser does not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Forward Purchase Shares. For purposes of this Agreement, “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or any government or any department or agency thereof.

(f)           Disclosure of Information. Such Purchaser has had an opportunity to discuss the Company’s business, management, financial affairs and the terms and conditions of the offering of the Forward Purchase Securities, as well as the terms of the Company’s proposed IPO, with the Company’s management.

(g)           Restricted Securities. Such Purchaser understands that the offer and sale of the Forward Purchase Shares to such Purchaser has not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of such Purchaser’s representations as expressed herein. Such Purchaser understands that the Forward Purchase Shares are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, such Purchaser must hold the Forward Purchase Shares indefinitely unless they are registered with the SEC and qualified by state authorities, or an exemption from such registration and qualification requirements is available. Such Purchaser acknowledges that the Company has no obligation to register or qualify the Forward Purchase Shares, or any shares of Common Stock for which they may be exercised, for resale, except as provided herein (the “Registration Rights”). Such Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Forward Purchase Shares, and on requirements relating to the Company which are outside of such Purchaser’s control, and which the Company is under no obligation and may not be able to satisfy. Such Purchaser acknowledges that the Company has confidentially submitted the Registration Statement for its proposed IPO. Such Purchaser understands that the offering of Forward Purchase Shares and transactions contemplated hereunder are not and are not intended to be part of the IPO, and that such Purchaser will not be able to rely on the protection of Section 11 of the Securities Act.

(h)           No Public Market. Such Purchaser understands that no public market now exists for the Forward Purchase Shares, and that the Company has made no assurances that a public market will ever exist for the Forward Purchase Shares.

(i)           High Degree of Risk. Such Purchaser understands that its agreement to purchase the Forward Purchase Shares involves a high degree of risk which could cause such Purchaser to lose all or part of its investment.

(j)           Accredited Investor. Such Purchaser is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

(k)           Foreign Investors. If such Purchaser is not a United States person (as defined by Section 7701(a)(30) of the U.S. Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder (collectively, the “Code”)), such Purchaser hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Forward Purchase Shares or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Forward Purchase Shares, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Forward Purchase Shares. Such Purchaser’s subscription and payment for and continued beneficial ownership of the Forward Purchase Shares will not violate any applicable securities or other laws of the Purchaser’s jurisdiction.

(l)            No General Solicitation. Neither such Purchaser, nor any of its officers, directors, employees, agents, stockholders or partners has either directly or indirectly, including, through a broker or finder (i) engaged in any general solicitation, or (ii) published any advertisement in connection with the offer and sale of the Forward Purchase Shares.

(m)          Residence. Such Purchaser’s principal place of business is the office or offices located at the address of such Purchaser set forth in Section 9(a).

(n)           Non-Public Information. Such Purchaser acknowledges its obligations under applicable securities laws with respect to the treatment of non-public information relating to the Company.

(o)          Adequacy of Financing. Such Purchaser has available to it sufficient funds to satisfy its obligations under this Agreement.

(p)           Affiliation of Certain FINRA Members. Such Purchaser is neither a person associated nor affiliated with EarlyBirdCapital, Inc. or, to its actual knowledge, any other member of the Financial Industry Regulatory Authority (“FINRA”) that is participating in the IPO.

(q)           No Other Representations and Warranties; Non-Reliance. Except for the specific representations and warranties contained in this Section 2 and in any certificate or agreement delivered pursuant hereto, none of such Purchaser nor any person acting on behalf of such Purchaser nor any of such Purchaser’s affiliates (the “Purchaser Parties”) has made, makes or shall be deemed to make any other express or implied representation or warranty with respect to such Purchaser and this offering, and the Purchaser Parties disclaim any such representation or warranty. Except for the specific representations and warranties expressly made by the Company in Section 3 of this Agreement and in any certificate or agreement delivered pursuant hereto, the Purchaser Parties specifically disclaim that they are relying upon any other representations or warranties that may have been made by the Company, any person on behalf of the Company or any of the Company’s affiliates (collectively, the “Company Parties”).

3.	Representations and Warranties of the Company. The Company represents and warrants to the Purchasers as follows:

(a)           Organization and Corporate Power. The Company is a corporation duly incorporated and validly existing and in good standing as a corporation under the laws of Delaware and has all requisite corporate power and authority to carry on its business as presently conducted and as proposed to be conducted. As of the date hereof, the Company has no subsidiaries.

(b)           Capitalization. On the date hereof, the authorized share capital of the Company consists of:

(i)            100,000,000 shares of Common Stock, 2,875,000 of which are issued and outstanding; and

(ii)           1,000,000 shares of preferred stock, par value $0.0001 per share, none of which are issued and outstanding.

(c)           Authorization. All corporate action required to be taken by the Company to authorize the Company to enter into this Agreement, and to issue the Forward Purchase Shares at the Forward Closing, has been taken or will be taken prior to the Forward Closing. All corporate action on the part of the Company necessary for the execution and delivery of this Agreement, the performance of all obligations of the Company under this Agreement to be performed as of the Forward Closing, and the issuance and delivery of the Forward Purchase Shares has been taken or will be taken prior to the Forward Closing. This Agreement, when executed and delivered by the Company, shall constitute the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, or (iii) to the extent the indemnification provisions contained in the Registration Rights may be limited by applicable federal or state securities laws.

(d)           Valid Issuance of Securities. The Forward Purchase Shares, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be validly issued, fully paid and nonassessable, as applicable, and free of all preemptive or similar rights, taxes, liens, encumbrances and charges with respect to the issue thereof and restrictions on transfer other than restrictions on transfer specified under this Agreement, applicable state and federal securities laws and liens or encumbrances created by or imposed by the Purchaser. Assuming the accuracy of the representations of the Purchasers in this Agreement and subject to the filings described in Section 3(e) below, the Forward Purchase Shares will be issued in compliance with all applicable federal and state securities laws.

(e)          Governmental Consents and Filings. Assuming the accuracy of the representations made by the Purchasers in this Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Company in connection with the consummation of the transactions contemplated by this Agreement, except for filings pursuant to Regulation D of the Securities Act, applicable state securities laws, if any, and pursuant to the Registration Rights.

(f)            Compliance with Other Instruments. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in any violation or default (i) of any provisions of the Company’s certificate of incorporation, as it may be amended from time to time (the “Charter”), or other governing documents of the Company, (ii) of any instrument, judgment, order, writ or decree to which the Company is a party or by which it is bound, (iii) under any note, indenture or mortgage to which the Company is a party or by which it is bound, (iv) under any lease, agreement, contract or purchase order to which the Company is a party or by which it is bound or (v) of any provision of federal or state statute, rule or regulation applicable to the Company, in each case (other than clause (i)) which would have a material adverse effect on the Company or its ability to consummate the transactions contemplated by this Agreement.

(g)           Operations. As of the date hereof, the Company has not conducted, and prior to the IPO Closing the Company will not conduct, any operations other than organizational activities and activities in connection with offerings of its securities.

(h)           No General Solicitation. Neither the Company, nor any of its officers, directors, employees, agents or stockholders has either directly or indirectly, including, through a broker or finder (i) engaged in any general solicitation, or (ii) published any advertisement in connection with the offer and sale of the Forward Purchase Shares.

(i)            No Other Representations and Warranties; Non-Reliance. Except for the specific representations and warranties contained in this Section 3 and in any certificate or agreement delivered pursuant hereto, none of the Company Parties has made, makes or shall be deemed to make any other express or implied representation or warranty with respect to the Company, this offering, the proposed IPO or a potential Business Combination, and the Company Parties disclaim any such representation or warranty. Except for the specific representations and warranties expressly made by the Purchasers in Section 2 of this Agreement and in any certificate or agreement delivered pursuant hereto, the Company Parties specifically disclaim that they are relying upon any other representations or warranties that may have been made by the Purchaser Parties.

4.	Registration Rights.

(a)           Registration. The Company agrees that (i) it will use its commercially reasonable efforts to file with the SEC (at the Company’s sole cost and expense), within thirty (30) calendar days after the Business Combination Closing, a registration statement (the “Forward Registration Statement”) registering the resale of the Forward Purchase Shares and the securities (including the warrants and the shares underlying such warrants) underlying the Private Placement Units purchased pursuant to the Purchase Agreement (as defined below) (collectively, the “Registrable Securities”), (ii) it shall use its commercially reasonable efforts to have the Forward Registration Statement declared effective as soon as practicable after the filing thereof, and (iii) thereafter it shall use its commercially reasonable efforts to keep such Registration Statement effective and available for sales of the Registrable Securities until the earlier of (A) such date as all of the Registrable Securities have been sold or otherwise transferred and (B) such date as all of the Registrable Securities can be sold publicly without restriction or limitation under Rule 144 under the Securities Act and without the requirement to be in compliance with Rule 144(c)(1) under the Securities Act; provided, however, that the Company’s obligations to include the Registrable Securities in the Forward Registration Statement are contingent upon the applicable Purchaser furnishing in writing to the Company such information regarding such Purchaser, the securities of the Company held by such Purchaser and the intended method of disposition of the Registrable Securities as shall be reasonably requested by the Company to effect the registration of the Registrable Securities, and shall execute such documents in connection with such registration as the Company may reasonably request that are customary of a selling stockholder in similar situations.

(b)           Indemnification.

(i)           The Company shall, notwithstanding any termination of this Agreement, indemnify, defend and hold harmless each Purchaser (to the extent a seller under the Forward Registration Statement), the officers, directors, agents, partners, members, managers, stockholders, affiliates, employees and investment advisers of such Purchaser, each person who controls such Purchaser (within the meaning of Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), and the officers, directors, partners, members, managers, stockholders, agents, affiliates, employees and investment advisers of each such controlling person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable costs of preparation and investigation and reasonable attorneys’ fees) and expenses (collectively, “Losses”), as incurred, that arise out of or are based upon (A) any untrue or alleged untrue statement of a material fact contained in the Forward Registration Statement, any prospectus included in the Forward Registration Statement or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, or (B) any violation or alleged violation by the Company of the Securities Act, the Exchange Act or any state securities law or any rule or regulation thereunder, in connection with the performance of its obligations under this Section 4, except to the extent, but only to the extent that such untrue statements, alleged untrue statements, omissions or alleged omissions are based solely upon information regarding such Purchaser furnished in writing to the Company by such Purchaser expressly for use therein. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an indemnified party and shall survive the transfer of the Registrable Securities by such Purchaser. The Company shall notify the Purchasers promptly of the institution, threat or assertion of any proceeding arising from or in connection with the transactions contemplated by this Section 4 of which the Company is aware.

(ii)          Each Purchaser shall indemnify and hold harmless the Company, its directors, officers, agents and employees, each person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling persons, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, arising out of or that are based upon any untrue or alleged untrue statement of a material fact contained in the Forward Registration Statement, any prospectus included in the Forward Registration Statement, or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus, or any form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading to the extent, but only to the extent that such untrue statements or omissions are based solely upon information regarding such Purchaser furnished in writing to the Company by such Purchaser expressly for use therein. In no event shall the liability of a Purchaser be greater in amount than the dollar amount of the net proceeds received by such Purchaser upon the sale of the Registrable Securities giving rise to such indemnification obligation.

(c)           Transfer. The rights, duties and obligations of each Purchaser under this Section 4 may be assigned or delegated by such Purchaser in conjunction with and to the extent of any permitted transfer or assignment of Registrable Securities by such Purchaser to any transferee or assignee pursuant to Section 9(f).

5.	Additional Agreements and Acknowledgements of the Purchasers.

(a)           At-Risk Capital. On or about the date hereof, the Purchasers are entering into a purchase agreement with the same terms as that entered into by DD3 Sponsor Group, LLC (the “Purchase Agreement”) pursuant to which they are agreeing to purchase an aggregate of 32,000 Private Placement Units (or 35,000 if the IPO Option is exercised in full) at a price of $10.00 per Private Placement Unit ($320,000 in the aggregate, or $350,000 if the IPO Option is exercised in full) in a private placement that will close simultaneously with the IPO Closing, and the Company is agreeing to issue and sell to the Purchasers such number of Private Placement Units having the same terms as the units to be purchased by the Sponsor in connection with the IPO Closing, as described in the Registration Statement. The number of Private Placement Units purchased by the Purchasers pursuant to the Purchase Agreement will reduce the number of Private Placement Units purchased by the Sponsor by an equivalent amount so that the Purchasers purchase, in the aggregate, a number of Private Placement Units equal to 10% of the total Private Placement Units purchased by the Sponsor and the Purchasers in connection with the IPO Closing. The Purchasers’ Private Placement Units will be subject to certain transfer restrictions until the Business Combination Closing, on the same terms as the Private Placement Units purchased by the Sponsor.

(b)           Indication of Interest. The Purchasers hereby indicate an interest in purchasing, in the aggregate, up to 9.9% of the Public Units offered in the IPO for a maximum of $10,000,000. This indication of interest is not a binding agreement or commitment to purchase and the Purchasers may elect not to purchase any Public Units in the IPO.

(c)           Right of First Refusal. The Company hereby grants the Purchasers a right of first refusal with respect to any additional third-party equity financing required by the Company in connection with any Business Combination. The Company shall notify the Purchasers of the principal terms of any proposed issuance of equity to one or more third parties (excluding the Target or the equityholders of the Target) in connection with the Business Combination. If the Purchasers chooses to accept, the Purchasers shall have five (5) Business Days from the date of such notice to enter into a definitive subscription agreement providing for such financing. In the event the Purchasers do not elect to purchase such equity securities, the Company shall be free to sell such equity securities to one or more third-party purchasers on the terms contained in such notice. Notwithstanding anything to the contrary herein, each Purchaser shall irrevocably waive such right of first refusal, and such right of first refusal shall no longer be applicable, if such Purchaser delivers an Excusal Notice, or if the Purchasers elects to purchase less than the Maximum Shares in any Purchase Notice.

(d)          Trust Account.

(i)            Each Purchaser hereby acknowledges that it is aware that the Company will establish the Trust Account for the benefit of its public stockholders upon the IPO Closing. Each Purchaser, for itself and its affiliates, hereby agrees that it has no right, title, interest or claim of any kind in or to any monies held in the Trust Account, or any other asset of the Company as a result of any liquidation of the Company, except for redemption and liquidation rights, if any, such Purchaser may have in respect of any Public Shares held by it.

(ii)          Each Purchaser hereby agrees that it shall have no right of set-off or any right, title, interest or claim of any kind (“Claim”) to, or to any monies in, the Trust Account, and hereby irrevocably waives any Claim to, or to any monies in, the Trust Account that it may have now or in the future, except for redemption and liquidation rights, if any, such Purchaser may have in respect of any Public Shares held by it. In the event any Purchaser has any Claim against the Company under this Agreement, such Purchaser shall pursue such Claim solely against the Company and its assets outside the Trust Account and not against the property or any monies in the Trust Account, except for redemption and liquidation rights, if any, such Purchaser may have in respect of any Public Shares held by it.

(e)           Reserved.

(f)           No Short Sales. Each Purchaser hereby agrees that neither it, nor any person or entity acting on its behalf or pursuant to any understanding with it, will engage in any Short Sales with respect to securities of the Company prior to the Business Combination Closing. For purposes of this Section, “Short Sales” shall include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, and all types of direct and indirect stock pledges (other than pledges in the ordinary course of business as part of prime brokerage arrangements), forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers.

6.           Listing. The Company will use commercially reasonable efforts to effect and maintain the listing of the Public Shares on the NASDAQ Capital Market (or another national securities exchange).

7.           Conditions for the Forward Closing.

(a)          The obligation of each Purchaser to purchase the applicable Forward Purchase Shares at the Forward Closing under this Agreement shall be subject to the fulfillment, at or prior to the Forward Closing of each of the following conditions, any of which, to the extent permitted by applicable laws, may be waived by such Purchaser:

(i)           The Business Combination shall be consummated substantially concurrently with the purchase of the Forward Purchase Shares;

(ii)           The Company shall have delivered to such Purchaser a certificate evidencing the Company’s good standing as a Delaware corporation;

(iii)          The representations and warranties of the Company set forth in Section 3 of this Agreement shall have been true and correct as of the date hereof and shall be true and correct as of the Forward Closing Date, as applicable, with the same effect as though such representations and warranties had been made on and as of such date (other than any such representation or warranty that is made by its terms as of a specified date, which shall be true and correct as of such specified date), except where the failure to be so true and correct would not have a material adverse effect on the Company or its ability to consummate the transactions contemplated by this Agreement;

(iv)          The Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Forward Closing; and

(v)           No order, writ, judgment, injunction, decree, determination, or award shall have been entered by or with any governmental, regulatory, or administrative authority or any court, tribunal, or judicial, or arbitral body, and no other legal restraint or prohibition shall be in effect, preventing the purchase by such Purchaser of the Forward Purchase Shares.

(b)           The obligation of the Company to sell the applicable Forward Purchase Shares to each Purchaser at the Forward Closing under this Agreement shall be subject to the fulfillment, at or prior to the Forward Closing of each of the following conditions, any of which, to the extent permitted by applicable laws, may be waived by the Company:

(i)            The Business Combination shall be consummated substantially concurrently with the purchase of the Forward Purchase Shares;

(ii)           The representations and warranties of such Purchaser set forth in Section 2 of this Agreement shall have been true and correct as of the date hereof and shall be true and correct as of the Forward Closing Date, as applicable, with the same effect as though such representations and warranties had been made on and as of such date (other than any such representation or warranty that is made by its terms as of a specified date, which shall be true and correct as of such specified date), except where the failure to be so true and correct would not have a material adverse effect on such Purchaser or its ability to consummate the transactions contemplated by this Agreement;

(iii)         Such Purchaser shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Purchaser at or prior to the Forward Closing; and

(iv)          No order, writ, judgment, injunction, decree, determination, or award shall have been entered by or with any governmental, regulatory, or administrative authority or any court, tribunal, or judicial, or arbitral body, and no other legal restraint or prohibition shall be in effect, preventing the purchase by such Purchaser of the Forward Purchase Shares.

8.	Termination. This Agreement may be terminated at any time prior to the Forward Closing:

(a)          by mutual written consent of the Company and the Purchasers;

(b)          automatically

(i)            if the IPO is not consummated on or prior to March 31, 2021;

(ii)           if the Business Combination is not consummated within 24 months from the IPO Closing, unless extended in accordance with the Charter; or

(iii)          if the Sponsor or the Company becomes subject to any voluntary or involuntary petition under the United States federal bankruptcy laws or any state insolvency law, in each case which is not withdrawn within sixty (60) days after being filed, or a receiver, fiscal agent or similar officer is appointed by a court for business or property of the Sponsor or the Company, in each case which is not removed, withdrawn or terminated within sixty (60) days after such appointment.

In the event of any termination of this Agreement pursuant to this Section 8, the Forward Purchase Price, if previously paid, and all of a Purchaser’s funds paid in connection herewith shall be promptly returned to the applicable Purchaser, and thereafter this Agreement shall forthwith become null and void and have no effect, without any liability on the part of the Purchasers or the Company and their respective directors, officers, employees, partners, managers, members, or stockholders and all rights and obligations of each party shall cease; provided, however, that nothing contained in this Section 8 shall relieve either party from liabilities or damages arising out of any fraud or willful breach by such party of any of its representations, warranties, covenants or agreements contained in this Agreement.

9.	General Provisions.

(a)          Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt, or (i) personal delivery to the party to be notified, (ii) when sent, if sent by electronic mail or facsimile (if any) during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next Business Day, (iii) five (5) Business Days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) Business Day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next Business Day delivery, with written verification of receipt. All communications sent to the Company shall be sent to: DD3 Acquisition Corp. II, Pedregal 24, 4th Floor, Colonia Molino del Rey, Del. Miguel Hidalgo, 11040 México City, México, Attention: Chief Executive Officer, Email: martin.werner@dd3.mx, with a copy to the Company’s counsel at Greenberg Traurig, LLP, 333 S.E. 2nd Avenue, Miami, Florida 33131, Attention: Alan Annex, Email: annexa@gtlaw.com.

All communications to a Purchaser shall be sent to such Purchaser at: 767 Fifth Avenue, 48th Floor, New York, NY 10153, Attention: Patrick M. Patalino, General Counsel, Email: ppatalino@baronfunds.com, or to such email address, facsimile number (if any) or address as subsequently modified by written notice given in accordance with this Section 9(a).

(b)           No Finder’s Fees. Each party represents that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction. Each Purchaser agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which such Purchaser or any of its officers, employees or representatives are responsible. The Company agrees to indemnify and hold harmless such Purchaser from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

(c)           Survival of Representations and Warranties. All of the representations and warranties contained herein shall survive the Forward Closing.

(d)           Entire Agreement. This Agreement, together with any documents, instruments and writings that are delivered pursuant hereto or referenced herein, constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

(e)           Successors. All of the terms, agreements, covenants, representations, warranties, and conditions of this Agreement are binding upon, and inure to the benefit of and are enforceable by, the parties hereto and their respective successors. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(f)           Assignments. Except as otherwise specifically provided herein, no party hereto may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party. Notwithstanding the foregoing, this agreement and all of the Investor’s rights and obligations may be transferred or assigned, at any time and from time to time, in whole or in part, to one or more affiliates of the Investor; provided that any transfer prior to the Business Combination Closing shall require the prior written consent of the Company, not to be unreasonably withheld.

(g)           Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.

(h)           Headings. The section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.

(i)            Governing Law. This Agreement, the entire relationship of the parties hereto, and any litigation between the parties (whether grounded in contract, tort, statute, law or equity) shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of New York, without giving effect to its choice of laws principles.

(j)            Jurisdiction. The parties hereby irrevocably and unconditionally (i) submit to the jurisdiction of the state courts of New York and the United States District Court for the Southern District of New York for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (ii) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in state courts of New York or the United States District Court for the Southern District of New York, and (iii) waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

(k)           WAIVER OF JURY TRIAL. THE PARTIES HERETO HEREBY WAIVE ANY RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY LITIGATION PURSUANT TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY.

(l)            Amendments. This Agreement may not be amended, modified or waived as to any particular provision, except with the prior written consent of the Company and the Purchasers.

(m)          Severability. The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof; provided that if any provision of this Agreement, as applied to any party hereto or to any circumstance, is adjudged by a governmental authority, arbitrator, or mediator not to be enforceable in accordance with its terms, the parties hereto agree that the governmental authority, arbitrator, or mediator making such determination will have the power to modify the provision in a manner consistent with its objectives such that it is enforceable, and/or to delete specific words or phrases, and in its reduced form, such provision will then be enforceable and will be enforced.

(n)           Expenses. Each of the Company and the Purchasers will bear its own costs and expenses incurred in connection with the preparation, execution and performance of this Agreement and the consummation of the transactions contemplated hereby, including all fees and expenses of agents, representatives, financial advisors, legal counsel and accountants. The Company shall be responsible for the fees of its transfer agent; stamp taxes and all The Depository Trust Company fees associated with the issuance of the Forward Purchase Shares.

(o)          Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties hereto and no presumption or burden of proof will arise favoring or disfavoring any party hereto because of the authorship of any provision of this Agreement. Any reference to any federal, state, local, or foreign law will be deemed also to refer to law as amended and all rules and regulations promulgated thereunder, unless the context requires otherwise. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties hereto intend that each representation, warranty, and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party hereto has not breached will not detract from or mitigate the fact that such party hereto is in breach of the first representation, warranty, or covenant.

(p)          Waiver. No waiver by any party hereto of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, may be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising because of any prior or subsequent occurrence.

(q)          Specific Performance. Each Purchaser agrees that irreparable damage may occur in the event any provision of this Agreement was not performed by such Purchaser in accordance with the terms hereof and that the Company shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

(r)           Confidentiality. Except as may be required by law, regulation or applicable stock exchange listing requirements, unless and until the transactions contemplated hereby and the terms hereof are publicly announced or otherwise publicly disclosed by the Company, the parties hereto shall keep confidential and shall not publicly disclose the existence or terms of this Agreement.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned have executed this Agreement to be effective as of the date first set forth above.

COMPANY:

DD3 ACQUISITION CORP. II

By:	/s/ Dr. Martin M. Werner
	Name:	Dr. Martin M. Werner
	Title:	Chief Executive Officer

PURCHASERS:

BARON GLOBAL ADVANTAGE FUND

By:	/s/ Patrick M. Patalino
	Name:	Patrick M. Patalino
	Title:	General Counsel

BARON EMERGING MARKETS FUND

By:	/s/ Patrick M. Patalino
	Name:	Patrick M. Patalino
	Title:	General Counsel

DESTINATIONS INTERNATIONAL EQUITY FUND

By:	/s/ Patrick M. Patalino
	Name:	Patrick M. Patalino
	Title:	General Counsel

Signature Page
To

Forward Purchase Agreement